UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 28, 2010, named executive officer Colin Clark will transition to a new role of Senior Vice President of Emerging Brands of Deckers Outdoor Corporation (the “Company”) and shall report to the Company’s Chief Executive Officer.  In his new role, Mr. Clark will be responsible for overseeing the growth and development of the Company’s emerging brands.  Previously, Mr. Clark served as Senior Vice President, International.

As a result of his new role, Mr. Clark’s Change of Control and Severance Agreement with the Company dated as of March 3, 2010 will be amended to reflect his new title and his base salary of $300,000.  Furthermore, the Level 2 Restricted Stock Unit Award Agreement dated as of May 9, 2007 and the Level 2 Stock Appreciation Rights Award Agreement dated as of May 9, 2007 between Mr. Clark and the Company will be terminated.  Mr. Clark’s employment with the Company will continue to be “at will.”

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date:	January 3, 2011	/s/ Thomas A. George
Thomas A. George, Chief Financial Officer